Exhibit 23.1

Consent of Independent Auditor

GSE Systems, Inc.
Baltimore, Maryland
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-147537 and No. 333-126472) and Form S-8 (No. 333-183427, No. 333-150249 and No. 333-138702) of GSE Systems, Inc. of our report dated January 29, 2015, relating to the combined financial statements of Hyperspring, LLC and its Affiliates as of December 31, 2013 and 2012, which appears in this Form 8-K/A of GSE Systems, Inc. filed on January 29, 2015.

/s/ BDO USA, LLP

Bethesda, Maryland
January 29, 2015